UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive, Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, The Mosaic Company (“Mosaic” or the “Company”) announced the retirement of Fredric W. Corrigan (“Mr. Corrigan”) as President and Chief Executive Officer of Mosaic, effective January 1, 2007. Mosaic also announced the election of James T. Prokopanko (“Mr. Prokopanko”), Mosaic’s Executive Vice President and Chief Operating Officer, to those positions, effective January 1, 2007. As of October 3, 2006, the Company and Mr. Corrigan entered into a Transition Agreement (the “Transition Agreement”). The Transition Agreement contemplates that the parties will enter into a Release (the “Release”) upon the termination of Mr. Corrigan’s post-employment arrangements described below. A copy of the Transition Agreement is attached as Exhibit 10.1, and a copy of the Release is attached as an exhibit to the Transition Agreement. The following description is qualified in its entirety by reference to the Transition Agreement.

Pursuant to the Transition Agreement, Mr. Corrigan will continue to serve as Mosaic’s President and Chief Executive Officer until January 1, 2007 (the “Retirement Date”). During that period, Mr. Corrigan will continue to receive an annual salary of $700,000, and a pro-rated portion of the annual bonus for Mosaic’s first six months in fiscal 2007 (as described below) and other compensation to which he is currently entitled. Mr. Corrigan will also continue participate in all benefit plans and programs that are customarily available to executive officers of Mosaic. As a current participant in Mosaic’s annual Management Incentive Plan and Synergy Incentive Plan for fiscal 2007, Mr. Corrigan will be paid a pro-rated portion of the bonuses that he would otherwise be entitled to receive under each such plan for the portion of the fiscal year through November 30, 2006, the end of Mosaic’s second fiscal quarter (“Pro-rated Fiscal 2007 Bonuses”). The Pro-rated Fiscal 2007 Bonuses will be paid to Mr. Corrigan on or before January 5, 2007, and may not be deferred into the Company’s Nonqualified Deferred Compensation Plan (the “Deferral Plan”). Also on the Retirement Date, Mosaic will pay to Mr. Corrigan the remaining balance, if any, of the $20,000 (per three-year period) available to him under the existing financial and tax services planning program for executive officers, and all earned, but unused, vacation for fiscal 2007, consistent with Mosaic’s vacation policies.

Prior to the Retirement Date, Mr. Corrigan will be eligible for such medical, disability, life insurance coverage, vacation, sick leave, holiday benefits and any other benefits, in each case as are customarily made available to Mosaic’s executive officers, all in accordance with Mosaic’s benefits program in effect from time to time. From and after the Retirement Date, Mr. Corrigan will no longer participate in any compensation, benefits or perquisite programs of Mosaic, except for continued access to Mosaic’s travel services program (as to which he will continue to pay the same rates for services as all other eligible participants are required to pay) and participation under Mosaic’s 2004 Omnibus Stock and Incentive Plan (the “Omnibus Plan”) as described below.

On the Retirement Date, Mr. Corrigan will retire as President and Chief Executive Officer. He will continue to serve as a member of the Board of Directors of Mosaic (the “Board”) through the date of the Company’s 2007 Annual Meeting of Stockholders to be held in October 2007 (such date begin referred to herein as the “Departure Date”). Between the Retirement Date and the Departure Date (the “Transition Period”), Mr. Corrigan will assist in the transition of his duties as President and Chief Executive Officer, including, as and when requested by Mr. Prokopanko, (i) representing Mosaic with key industry, civic and philanthropic constituents, (ii) assisting Mr. Prokopanko in maintaining and developing business relationships with key customers and strategic partners, (iii) regularly meeting with Mr. Prokopanko to review progress toward the refinement and execution of Mosaic’s strategy, and (iv) assisting Mr. Prokopanko in the recognition and motivation of employees in pursuing Mosaic’s strategy. Mr. Corrigan has agreed to provide such transition services as an independent contractor during the Transition Period, with such services not anticipated to be more than 100 hours per month. In exchange for such duties, Mr. Corrigan will receive consultant fees at the rate of $60,000 per month, and a one-time bonus, subject to the performance of his consulting duties in accordance with the terms of the Transition Agreement, of $962,500 (the “Consulting Bonus”). Both the consulting fees and the Consulting Bonus will be payable in one lump sum on October 31, 2007, and neither may be deferred into the Deferral Plan.

In order to assist Mr. Corrigan in the performance of his consulting duties during the Transition Period, Mr. Corrigan will be entitled to continue to work with the administrative assistant currently assigned to Mr. Corrigan. Mosaic will make available to Mr. Corrigan and his assistant, to the extent necessary to enable them to perform their services as contemplated under the Transition Agreement during the Transition Period, laptop computer equipment and information technology support. Mr. Corrigan and his assistant will return the equipment to Mosaic upon completion of his consulting services under the Transition Agreement.

Effective on the Retirement Date, Mr. Corrigan’s retirement will be recognized as a “retirement with the consent” of the Compensation Committee of the Board (the “Committee”) for purposes of vesting his restricted stock units that are outstanding on such date, pursuant to the terms of the award agreements and the Omnibus Plan. In addition, effective as of the Retirement Date, Mr. Corrigan’s retirement will be recognized as an “early retirement” with the consent of the Committee, under the terms of the award agreements covering all outstanding non-qualified stock options granted to Mr. Corrigan pursuant to the Omnibus Plan in 2004 and 2005. Also, consistent with the terms of the Omnibus Plan and award agreements, the Committee will cause all such options to be accelerated, effective as of the Retirement Date. In addition, as part of a one-time grant to all recipients of the Company’s annual grant of restricted stock units made in August 2006, Mr. Corrigan will receive a one-time grant of restricted stock units having a value of approximately $328,000 based on the fair market value of Mosaic’s common stock on the date of grant, which is expected to be made in October 2006. Mosaic has previously filed with the Securities and Exchange Commission (“SEC”) the forms of restricted stock unit award agreement and option agreement pursuant to which Mr. Corrigan has and will receive equity awards as described above.

On and after the Retirement Date, except in connection with his continued service as a director, as noted below, Mr. Corrigan will not receive any additional grants or awards under the Omnibus Plan.

In the event Mr. Corrigan were to die or become disabled prior to the Retirement Date, he or his heirs, representatives or estate, as applicable, generally would be entitled to the Pro-rated Fiscal 2007 Bonuses, the Consulting Bonus and benefits described above (except that his Pro-rated

Fiscal 2007 Bonuses would be pro-rated for the actual number of days he served as Chief Executive Officer), provided that he or such heirs, representatives or estate enter into the Release.

For his role as a non-employee director during the Transition Period, Mr. Corrigan will receive the standard compensation awarded to such directors, namely, a cash retainer of $75,000, an award of restricted stock units under the Omnibus Plan having a value on the date of grant of $65,000, and eligibility to participate in the Deferral Plan.

In exchange for the foregoing, Mr. Corrigan will sign the Release on the Retirement Date and again on the Departure Date. In addition, Mr. Corrigan will be subject to non-disclosure, non-competition and non-solicitation agreements; the latter two covenants will continue until the 12-month anniversary of the Retirement Date. The non-competition covenant covers any business or activity involved in the design, development, manufacture, sale, marketing, production, distribution, or servicing of phosphate, potash, nitrogen, fertilizer, or crop nutrition products, or any other significant business in which Mosaic is engaged in or preparing to engage in as of the Retirement Date. The non-solicitation covenant covers customers, vendors, suppliers and employees.

Item 1.02 Termination of a Material Definitive Agreement.

In the Transition Agreement, Mosaic and Mr. Corrigan also agreed to terminate the Severance Agreement dated September 12, 2005 (the “Severance Agreement”), that had been entered into by them, effective on the Retirement Date. A copy of the Severance Agreement was previously filed by Mosaic as Exhibit 10.iii.m. to Mosaic’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006. The following description is qualified in its entirety by reference to the Severance Agreement.

The Severance Agreement sets forth the terms and conditions upon which Mr. Corrigan is entitled to receive certain benefits upon termination of employment by (1) the Company without “Cause” or (2) Mr. Corrigan for “Good Reason” (as the terms “Cause” and “Good Reason” are defined in the Severance Agreement). Mr. Corrigan’s employment with the Company is “at will.”

In general, upon termination of employment by the Company without Cause or by Mr. Corrigan for Good Reason, Mr. Corrigan is entitled to amounts earned but unpaid to the date of termination plus an amount equal to two times his annual base salary and target bonus, continued coverage of health and dental coverage for up to two years following termination, compensation for unused vacation, and outplacement services for up to one year (with a maximum cost of $25,000).

The Severance Agreement also provides that all options and restricted stock units granted under the Omnibus Plan to Mr. Corrigan will immediately vest upon a Change in Control (as defined in the Severance Agreement).

The Severance Agreement requires Mr. Corrigan to furnish at least 30 days advance notice of a termination of employment without Good Reason, and, for a period of 12 months following termination of employment, prohibits him from (1) disclosing confidential information, (2) soliciting the Company’s customers, dealers, employees and suppliers, or interfering with our business relationships, or (3) competing with the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 3, 2006, Mosaic issued a press release announcing the retirement of Mr. Corrigan as the Company’s President and Chief Executive Officer, effective January 1, 2007. A copy of the press release is furnished with this report as Exhibit 99.2. In addition, effective as of January 1, 2007, Mr. Prokopanko will resign as Executive Vice President and Chief Operating Officer of Mosaic.

(c) On October 3, 2006, Mosaic announced that Mr. Prokopanko would succeed Mr. Corrigan as President and Chief Executive Officer of the Company, effective as of January 1, 2007.

Mr. Prokopanko, age 53, a member of the Company’s Board of Directors since the Company’s inception in 2004, joined the Company as Executive Vice President and Chief Operating Officer in July 2006. Previously, he was a Corporate Vice President of Cargill, Incorporated (“Cargill”) from 2004 to July 2006. He was Cargill’s Corporate Vice President with executive responsibility for procurement from 2002 to July 2006 and a platform leader of Cargill’s Ag Producer Services Platform from 1999 to July 2006. After joining Cargill in 1978, he served in a wide range of leadership positions, including being named Vice President of the North American crop inputs business in 1995. During his Cargill career, Mr. Prokopanko was engaged in retail agriculture businesses in Canada, the United States, Brazil, Argentina and the United Kingdom.

Effective as of January 1, 2007, Mr. Prokopanko’s compensation will be modified as follows: (i) his base annual salary will be $750,000; (ii) his target bonus under the Company’s annual Management Incentive Plan for fiscal 2007 will be equal to 100% of his base salary; (iii) he will receive a long-term incentive grant under the Omnibus Plan valued at $900,000 on the date of grant, to be comprised of 50% (in value) of non-qualified stock options and 50% (in value) of restricted stock units, all of which will be granted on the third trading day after the Company’s second quarter earnings release; and (iv) a guaranteed six-month bonus of $250,000 for the Company’s first two quarters of fiscal 2007, to be paid during the normal timing for the Company’s short-term incentive compensation payments in the summer of 2007.

Mr. Prokopanko does not currently serve on any other public company boards, and has no family relationships with any other director or executive officer of the Company. Other than a form of severance agreement similar to the one described in Item 1.02 above, and award agreements with respect to equity grants made to him as a non-employee director, and later as an executive officer (including the grants noted above), Mr. Prokopanko is not a party to any transaction with the Company or any subsidiary of the Company.

(d) Under the terms of the Transition Agreement, Mr. Corrigan will continue to serve as a director on the Board through the Departure Date. In addition, Mr. Prokopanko will continue to serve as a director on the Board.

Item 7.01 Regulation FD Disclosure.

Press release, dated October 3, 2006, announcing the retirement of the current President and Chief Executive Officer and election of a new President and Chief Executive Officer of The Mosaic Company, effective January 1, 2007

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

10.1	Transition Agreement, dated September 30, 2006, by and between The Mosaic Company and Fredric W. Corrigan.

99.1	Press Release, dated October 3, 2006, of The Mosaic Company announcing retirement of Fredric W. Corrigan as President and Chief Executive Officer, and election of James T. Prokopanko as President and Chief Executive Officer, which press release will be deemed furnished in connection with Item 7.01 hereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 3, 2006	/s/ Richard Mack
Richard Mack
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement, dated September 30, 2006, by and between The Mosaic Company and Fredric W. Corrigan.

99.1	Press Release, dated October 3, 2006, of The Mosaic Company announcing retirement of Fredric W. Corrigan as President and Chief Executive Officer, and election of James T. Prokopanko as President and Chief Executive Officer, which press release will be deemed furnished in connection with Item 7.01 hereof